                                                                      Exhibit 11

MONRO MUFFLER BRAKE, INC.
STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
(UNAUDITED)


Earnings per share for each period was computed by dividing net income for such period by the weighted average number of shares of Common Stock and Common Stock equivalents outstanding during such period.


                                                                           QUARTER ENDED FISCAL JUNE
                                                                           2002                 2001
                                                                           ----                 ----
                                                                             (DOLLARS IN THOUSANDS,
                                                                             EXCEPT PER SHARE DATA)

DILUTED

EARNINGS

Net income available to common shares                                       $3,911               $3,853
                                                                        ===========          ============


SHARES

Weighted average number of common shares                                     8,515                8,376

Treasury Stock                                                                (217)                (217)

Assuming conversion of Class C Convertible
  Preferred Stock                                                              599                  636

Dilutive effect of outstanding options                                         492                  190
                                                                        -----------          ------------

Total common and common equivalent shares                                    9,389                8,985
                                                                        ===========          ============


DILUTED EARNINGS PER SHARE                                                   $ .42                 $ .43
                                                                        ===========          ============


BASIC

EARNINGS

Net income available to common shares                                       $3,911               $3,853
                                                                        ===========          ============

SHARES

Weighted average number of common shares                                     8,298                8,159
                                                                        ===========          ============

BASIC EARNINGS PER SHARE                                                     $ .47                 $ .47
                                                                        ===========          ============




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